Exhibit 99.1
Single Touch Reports Fourth Quarter and Year End 2013 Financial Results

Q4 Revenue up 30%, Achieves Positive Adjusted EBITDA for the First Time

Conference call scheduled for 4:30 pm ET on Monday, Dec. 9

JERSEY CITY, N.J.- December 9, 2013 –Single Touch Systems, Inc. (OTC BB: SITO), a technology based mobile media solutions provider today announced its results for the fourth quarter and full year ended September 30, 2013.

Financial Highlights:

•
Operating Profits: During the nine-month period ended September 30, 2013, on a pro-forma basis when separating out funding of intellectual property (IP) related initiatives, Single Touch’s core, underlying business operations were profitable.

•	Cash Flow: Achieved cash flow breakeven, inclusive of IP-related expenses during the third quarter of fiscal 2013.

•
Revenue: For the fourth quarter of fiscal 2013, revenue increased to $2.1 million from $1.6 million for the fourth quarter of fiscal year 2012, representing a year-over-year increase of 30%. For the full year ended September 30, 2013, revenues increased to $7.8 million from $6.3 million for the full year 2012, representing a year-over-year increase of 23%. Growth in the fourth quarter and full year was all organic and driven by continued adoption of Single Touch’s mobile programs by new and existing client relationships.

•
Gross Margins: For the fourth quarter of fiscal 2013, gross margins increased to 59% from 56% in the same period of the prior year. For the full year ended September 30, 2013 gross margins improved to 57.2% from 54% in the same period of 2012.

•
Adjusted EBITDA: For the fourth quarter of fiscal 2013, on an adjusted EBITDA basis, a non-GAAP financial measure, profits were $159,579, as compared to losses  on an adjusted EBITDA basis for all preceding quarters.. For the full year ended September 30, 2013, adjusted EBITDA was $(1,073,376), compared to $(1,573,382) for the same period of the prior year, representing a 32% improvement in the current year.

•
Net Income (Loss): For the fourth quarter of fiscal 2013, net loss, on a GAAP basis, was $(0.7) million or $(0.01) per basic and diluted share, compared to a net loss of $(1.3) million or $(0.01) per basic and diluted share for the third quarter of fiscal 2013. For the full year ended September 30, 2013, net loss was $(5.2) million or $(0.04) per basic and diluted share, compared to $(3.3) million or $(0.02) per basic and diluted share for the same period in 2012.

•
Messaging Volume: In the fourth quarter of fiscal 2013, Single Touch sent 79 million messages to mobile phone users. This is up 23% from messages sent in the fourth quarter of fiscal 2012. Messaging for the full year totaled more than 303 million, and represented a more than 20% increase over the prior fiscal year. Messaging volume is a key business metric for the Company.

“This year has been one of significant growth and achievement for Single Touch as we have demonstrated our ability to execute upon our strategic, operational, and financial objectives. Our revenue growth remains consistent year-over-year as a result of our disciplined focus on our operating business as we achieved cash flow breakeven this year in our third quarter as planned. We are excited about the opportunities that lie ahead as the mobile space continues to evolve,” stated Single Touch’s President and CEO James Orsini.

Mr. Orsini continued, “For the fourth quarter 2013, our revenues hit a record high, marking a 30% increase year over year and a 10% sequential increase quarter over quarter. The growth is entirely organic and attributable to our core business both from new programs for existing clients and new client relationships.”

“This quarter we announced the settlement of our lawsuit against Zoove, indicating a significant milestone in our patent monetization strategy in that this is the first licensing of our intellectual property. This achievement demonstrates both the value of our IP Portfolio, and our ability to monetize these undervalued assets. Looking ahead, we believe we are on track to continue the success in our core operating business and our IP monetization model into the fiscal 2014,” stated Mr. Orsini.

Conference call information:
Date:  Monday, December 9, 2013
Time:  4:30 P.M. Eastern Time (ET)
Dial in Number for U.S. & Canadian Callers: 877-407-8629
Dial in Number for International Callers (Outside of the U.S. & Canada): 201-493-6715

Participating in the call will be Single Touch’s Chief Executive Officer James Orsini, Chief Financial Officer Kurt Streams, and Executive Vice President Corporate Development Jerry Hug. The Company plans to issue an earnings release prior to the call. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time. A live webcast and archive of the call will also be available on Single Touch’s website at: http://singletouch.equisolvewebcast.com/q4-2013.

If you are unable to participate in the call at this time, a replay will be available for 7 days starting on December 9, 2013 at approximately 8:00 P.M. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 414392.

About Single Touch Systems, Inc.
Single Touch Systems, Inc. is a technology based mobile solutions provider serving businesses, advertisers and brands. Through patented technologies and a modular, adaptable platform, Single Touch’s multi-channel messaging gateway enables marketers to reach consumers on all types of connected devices, with information that engages interest, drives transactions and strengthens relationships and loyalty. For more information about Single Touch Systems, Inc. visit: www.singletouch.net

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor and Media Contact:
Robert Haag
Hampton Growth IR
877-368-3566
sito@hamptongrowth.com

SINGLE TOUCH SYSTEMS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	September 30,
	2013	2012

Revenue
Wireless applications	$7,784,604	$6,346,919

Operating Expenses
Royalties and application costs	3,328,232	2,907,110
Research and development	65,975	84,658
Compensation expense (including stock based compensation of $1,290,576 in 2013 and $365,422 in 2012)	3,808,258	3,044,430
Depreciation and amortization	662,721	690,293
General and administrative (including stock based compensation of $952,030 in 2013 and $137,169 in 2012)	3,898,121	2,387,494
	11,763,307	9,113,985

Loss from operations	(3,978,703)	(2,767,066)

Other Income (Expenses)
Interest income	81	-
Interest expense	(1,270,944)	(488,120)

Net (loss) before income taxes	(5,249,566)	(3,255,186)

Provision for income taxes	-	-

Net loss	$(5,249,566)	$(3,255,186)

Basic and diluted loss per share	$(0.04)	$(0.02)

Weighted average shares outstanding	133,878,896	131,192,693

SINGLE TOUCH SYSTEMS INC.
BALANCE SHEETS

	September 30,
	2013	2012

Assets
Current assets
Cash and cash equivalents	$1,146,995	$2,157,707
Accounts receivable	1,347,827	1,085,840
Prepaid consulting	1,081,553	-
Other prepaid expenses	150,183	129,290

Total current assets	3,726,558	3,372,837

Property and equipment, net	238,815	228,499

Other assets
Prepaid consulting - long-term portion	81,547	-
Capitalized software development costs, net	343,575	383,227
Intangible assets:
Patents	467,837	602,056
Patent applications cost	768,646	667,858
Software license	831,000	76,000
Deposit - related party	-	155,000
Other assets including security deposits	65,228	84,278

Total other assets	2,557,833	1,968,419

Total assets	$6,523,206	$5,569,755

SINGLE TOUCH SYSTEMS INC.
CONSOLIDATED BALANCE SHEETS

	September 30,
	2013	2012

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,352,203	$768,263
Accrued expenses	209,323	200,591
Accrued compensation - related party	72,736	72,730
Current obligation under capital lease	16,331	-
Current obligation on patent acquisitions	-	87,500
Convertible debenture - related party	585,708
Convertible debentures - unrelated parties	2,692,570	294,241
Total current liabilities	4,928,871	1,423,325

Long-term liabilities
Deferred revenue	-	25,000
Obligation under capital lease	29,378	-
Convertible debenture - related party	-	527,512
Convertible debentures - unrelated parties	440,593	2,685,280
Total long-term liabilities	469,971	3,237,792

Total liabilities	5,398,842	4,661,117

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized;
none outstanding	-	-
Common stock, $.001 par value; 300,000,000 shares authorized,
137,220,331 shares issued and outstanding as of September 30, 2013
and 132,472,392 shares issued and outstanding as of September 30, 2012	137,220	132,472
Additional paid-in capital	130,886,161	125,425,617
Accumulated deficit	(129,899,017)	(124,649,451)

Total stockholders' equity	1,124,364	908,638

Total liabilities and stockholders' equity	$6,523,206	$5,569,755